                                                                    EXHIBIT 23.7

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 10, 1999, with respect to the financial statements of Communications Telesystems International d.b.a. WORLDxCHANGE Communications included in the Registration Statement (Form S-3) and related Prospectus of World Access, Inc. for the registration of shares of its common stock expected to be filed on or about December 15, 2000.

                                        /s/ ERNST & YOUNG LLP

San Diego, California
December 13, 2000